Exhibit 99.1

GrabAGun Digital Holdings Reports Third Quarter 2026 Results

Gross Profit Increases 44% and Gross Margin Expands 480 Basis Points to 14.4%

Third Quarter Net Revenues Were $21.2 Million, a Decrease of 4.7% Year-Over-Year, Reflecting Lower Product Sales

Previously Announced Acquisition of Camfour Broadens GrabAGun’s Reach Across Digital Retail, Wholesale Distribution and Manufacturer Logistics

Coppell, Texas – November 12, 2026 – GrabAGun Digital Holdings Inc. (“GrabAGun,” “we,” “us,” “our,” or the “Company”) (NYSE: PEW), a technology-driven commerce, distribution, and logistics company serving the firearms, ammunition, and outdoor industry, today reported third quarter 2026 financial results for the three and nine months ended September 30, 2026.

Marc Nemati, Chairman and Chief Executive Officer of GrabAGun, commented, “Our third-quarter results reflect the progress we are making in improving the quality and profitability of our business. Gross profit increased 44% and gross margin expanded 480 basis points to 14.4%, primarily driven by average selling prices and supported by better sourcing, a stronger product cost basis and disciplined purchasing. Those improvements more than offset the impact of lower revenue, which reflected a difficult comparison to last year's elevated, IPO-driven demand.

"Subsequent to quarter end, we completed the acquisition of Camfour, a New England-based wholesale distributor funded entirely with cash on hand and without financing or issuing shares. We believe combining Camfour's distribution capabilities with our e-commerce and logistics platform will stimulate growth, expand our customer base and improve our purchasing economics.”

Mr. Nemati continued, "PEW Logistics continues to gain momentum, with SAR USA joining KelTec®, Derya Arms and Backwoods Suppressors as our fourth manufacturing customer. Last week, we launched KelTec's new website, which PEW Logistics now fully operates, selling KelTec firearms, accessories and apparel directly to consumers. This expands our role from fulfillment partner to full e-commerce operator, and we believe it creates a model we can extend to other manufacturers.

"With ample cash and minimal debt following the Camfour acquisition, we remain focused on disciplined investment in the areas that will drive long-term value: realizing the potential of Camfour, scaling PEW Logistics and strengthening the technology platform that we believe provides a durable competitive advantage. We will continue to evaluate every use of capital based on its ability to create long-term value for our shareholders."

Third Quarter Financial Highlights

•
Net revenue for the three months ended September 30, 2026 was $21.2 million, a decrease of 4.7% year-over-year, compared to $22.3 million in the prior-year quarter.
o
Firearms sales decreased 4.5% to $17.3 million.
o
Non-firearms sales decreased 11.8% to $3.7 million.
o
Service sales totaled $0.3 million; PEW Logistics, a wholly-owned subsidiary, did not have any revenue for the prior-year quarter.
•
Net revenue for the nine months ended September 30, 2026 was $70.4 million, up 5.3% year-over-year, compared to $66.8 million in the same period of the prior year.
o
Firearms sales increased 5.0% to $58.3 million
o
Non-firearms sales increased 1.3% to $11.5 million
o
Service sales totaled $0.6 million; PEW Logistics did not have any revenue for the same period of the prior year.

•
Gross profit margin expanded 480 basis points to 14.4% for the three months ended September 30, 2026 compared to a 9.6% gross profit margin in the prior year's quarter. Gross profit margin for the nine months ended September 30, 2026 expanded 280 basis points to 12.7% compared with gross profit margin of 9.9% in the prior year.
•
Loss from operations was $3.8 million for the three months ended September 30, 2026 compared to a loss from operations of $4.8 million in the same period of the prior year, with the improvement primarily driven by the increase in gross profit. Loss from operations was $9.0 million for the nine months ended September 30, 2026 compared to a loss from operations of $3.9 million the prior year, driven primarily by public company expenses and increased personnel costs associated with headcount additions, offset partly by a decrease in stock-based compensation expense.
•
Net loss was $3.0 million for the three months ended September 30, 2026 compared to a net loss of $3.8 million in the prior-year quarter. Net loss was $6.7 million for the nine months ended September 30, 2026 compared to a net loss of $2.9 million in the prior year.
•
Adjusted EBITDA1 totaled a loss of $2.1 million for the three months ended September 30, 2026 compared to a loss of $0.9 million in the prior year. Adjusted EBITDA1 totaled a loss of $5.8 million for the nine months ended September 30, 2026 compared to income of $0.5 million in the prior year.
•
Cash and cash equivalents of $96.0 million, or $3.25 per share, with minimal debt, as of September 30, 2026.

Business Highlights

•
In Q3 2026, total site traffic increased 4% year-over-year, with Mobile Sessions2 continuing to be a core driver attributing approximately 70% of site traffic, and 68% of revenue, demonstrating a beneficial channel mix that aligns with the Company’s mobile-first strategy.
•
On-going traction in marketing activities with new user growth of 26% (driven from both Direct and Organic Social channels) and overall Customer Lifetime Value3 increasing by 4% year-over-year.
•
Launched PEW Logistics in January 2026, a wholly-owned subsidiary offering white-label e-commerce fulfillment solutions for firearms manufacturers.
o
Onboarded KelTec Weapons as the platform's first implementation manufacturer.
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Subsequently added Derya Arms (March 2026), Backwoods Suppressors (July 2026), and Sarsilmaz (SAR USA) (October 2026)

Third Quarter 2026 Conference Call and Webcast

GrabAGun will host a conference call at 4:30 PM ET today to discuss its third quarter 2026 results. The live webcast and replay will be accessible under the Events & Presentations section of the Company’s Investor Relations website at investors.grabagun.com/events-and-presentations.

About GrabAGun Digital Holdings Inc.

GrabAGun Digital Holdings Inc. (NYSE: PEW) is a technology-driven commerce, distribution, and logistics company serving the firearms, ammunition, and outdoor industry. The Company operates across three complementary capabilities: digital retail through GrabAGun.com, operated by its wholly-owned subsidiary GrabAGun LLC; wholesale distribution through its wholly-owned subsidiary Camfour LLC; and manufacturer logistics and platform services through its wholly-owned subsidiary PEW Logistics LLC. GrabAGun.com is one of the nation’s leading online firearms retailers, built on 16 years of proprietary technology spanning inventory and order management, pricing, demand forecasting, and regulatory compliance. PEW Logistics provides manufacturers with technology-enabled fulfillment, compliance, data, marketing, and direct-to-consumer capabilities. Together with Camfour, these separately operated businesses connect manufacturers, independent dealers, and consumers, with a goal of improving product access, distribution efficiency, and industry connectivity. For more information, visit investors.grabagun.com.

1 Adjusted EBITDA is a non-GAAP financial measure. Included within this press release is a discussion of how the Company defines and calculates this measure and a reconciliation thereof to net income (loss), the most directly comparable GAAP measure.

2 Mobile Session is a period of user interaction with an app or website, initiated when a user opens the app in the foreground or views a page on the website using a mobile device.

3 Customer Lifetime Value is an estimate of the present value of revenue expected from each customer, including the first order plus projected repeat orders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements other than statements of historical fact contained herein are forward-looking statements. Forward-looking statements reflect our beliefs and expectations based on current assumptions, estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond our control. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “forecasts,” “estimates,” “budgets,” “projects,” “strategy,” “guidance,” “outlook,” “believes,” “expects,” “intends,” “plans,” “predicts,” “potential,” “seek,” “continue,” “target,” “goal,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance, and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Risks and uncertainties include, without limitation, whether (i) the Company’s financial and operating improvements, including gross profit and gross margin, will continue to increase at the level reported for the third quarter of 2026, (ii) the integration of Camfour will be completed successfully and its operation will provide expected benefits with respect to overall Company growth, customer base expansion and purchasing economics, (iii) the Company will continue to add firearms manufacturers to expand its e-commerce fulfillment solutions business and (iv) gains in total site traffic, new user growth and customer lifetime value, among other metrics, will continue to be achieved and maintained in the future. Additional factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2026, the Company’s Quarterly Reports on Form 10-Q, and other documents filed or to be filed by GrabAGun from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. The foregoing list of factors is not exhaustive, and new risks may emerge from time to time. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. Recipients are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release, or if earlier, as of the date they were made, and we undertake no obligation to correct, update, or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Media and Investor Contact Information:

Media Inquiries:

media@grabagun.com

Investor Inquiries:

investor.relations@grabagun.com

GRABAGUN DIGITAL HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$96,029	$110,395
Inventory, net	8,612	8,532
Prepaid expenses and other current assets	2,456	1,761
Total current assets	107,097	120,688

Capitalized software, net	1,067	781
Property and equipment, net	13,963	8,550
Operating lease right-of-use asset	—	39
Other assets	1,047	1,204
Total assets	$123,174	$131,262

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,651	$11,833
Operating lease liability, current	—	41
Accrued expenses and other current liabilities	3,528	2,447
Unearned revenue	1,341	2,453
Total current liabilities	15,520	16,774

Long-term debt, net	7,567	6,887
Total liabilities	23,087	23,661

Commitments and Contingencies (Note 11)	—	—

Stockholders' Equity
Common stock, $0.0001 par value; 200,000,000 shares authorized; 31,899,114 shares issued and 29,566,918 shares outstanding as of September 30, 2026 and 31,545,268 shares issued and 29,982,590 outstanding as of December 31, 2025	3	3
Treasury stock, 2,332,196 shares as of September 30, 2026 and 1,562,678 shares as of December 31, 2025	(11,269)	(8,884)
Additional paid-in capital	122,734	121,171
Accumulated deficit	(11,381)	(4,689)
Total stockholders' equity	100,087	107,601
Total liabilities and stockholders' equity	$123,174	$131,262

GRABAGUN DIGITAL HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$21,230	$22,267	$70,375	$66,825
Cost of goods sold	18,175	20,139	61,428	60,214
Gross profit	3,055	2,128	8,947	6,611

Operating expenses:
Sales and marketing	266	355	821	828
General and administrative	6,566	6,537	17,116	9,723
Total operating expenses	6,832	6,892	17,937	10,551
Income (loss) from operations	(3,777)	(4,764)	(8,990)	(3,940)

Other income:
Interest income, net	726	925	2,287	1,018
Other income, net	4	1	14	1
Total other income	730	926	2,301	1,019

Income (loss) before income tax expense	(3,047)	(3,838)	(6,689)	(2,921)
Income tax expense	—	—	3	—
Net income (loss)	$(3,047)	$(3,838)	$(6,692)	$(2,921)

Weighted-average shares outstanding, basic and diluted	29,463,695	27,806,252	29,476,795	16,000,642
Net income (loss) per share, basic and diluted	$(0.10)	$(0.14)	$(0.23)	$(0.18)

GRABAGUN DIGITAL HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,692)	$(2,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,557	3,203
Depreciation of property and equipment	29	12
Amortization of software development costs	208	138
Non-cash lease expense	39	167
Amortization of debt issuance costs	4	—
Sales return allowance	(158)	(131)
Inventory returns reserve	130	113
Changes in operating assets and liabilities:
Inventory, net	(211)	(2,601)
Prepaid expenses and other current assets	(694)	(1,215)
Other assets	155	(982)
Accounts payable	(1,265)	1,771
Operating lease liability	(41)	(173)
Accrued and other current liabilities	744	283
Unearned revenue	(1,113)	(726)
Net cash used in operating activities	(7,308)	(3,062)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,195)	(34)
Disposal of property and equipment	—	2
Capitalized software additions	(471)	(268)
Net cash used in investing activities	(5,666)	(300)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to GrabAGun Members	—	(3,570)
Proceeds from reverse recapitalization	—	180,621
Cash consideration for Business Combination	—	(50,000)
Transaction costs incurred in connection with Business Combination	—	(13,233)
Proceeds from borrowings	971	—
Payment for stock repurchases	(2,363)	(8,797)
Net cash provided by (used in) financing activities	(1,392)	105,021

Net increase (decrease) in cash and cash equivalents	(14,366)	101,659
Cash and cash equivalents, beginning of period	110,395	7,887
Cash and cash equivalents, end of period	$96,029	$109,546

Supplemental disclosures
Income taxes paid	$16	$—

Supplemental disclosures of non-cash investing and financing activities:
Stock-based compensation expense capitalized in internal-use software development costs	$6	$1
Additions of capitalized software included within accounts payable	$23	$30
Purchases of property and equipment included within accounts payable and accrued and other current liabilities	$247	$15
Excise taxes for stock repurchase included within accrued expenses and other current liabilities	$22	$87

Non-GAAP Financial Information

We utilize Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, to supplement GAAP measures of performance as a tool to evaluate our historical financial and operational performance, identify trends affecting our business, and formulate business plans and make strategic decisions. We believe that Adjusted EBITDA provides users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of interest income, net, income tax, and non-cash expenses, including depreciation, amortization, stock compensation, and certain costs, as management does not believe these to be representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue.

The non-GAAP financial measures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Adjusted EBITDA is not a liquidity measure and should not be considered as discretionary cash available to us to reinvest in the growth of our business or to distribute to shareholders or as a measure of cash that will be available to us to meet our obligations.

We define Adjusted EBITDA as net income (loss) excluding interest income, net, income tax, and non-cash expenses, including depreciation and amortization, stock-based compensation, and certain non-recurring costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

The following table reconciles our GAAP and non-GAAP financial measures for the three and nine months ended September 30, 2026 and 2025 (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$21,230	$22,267	$70,375	$66,825
Cost of goods sold	18,175	20,139	61,428	60,214
Gross profit	3,055	2,128	8,947	6,611
% gross profit	14%	10%	13%	10%

Net income (loss)	$(3,047)	$(3,838)	$(6,692)	$(2,921)
Interest income, net	(726)	(925)	(2,287)	(1,018)
Income tax expense	—	—	3	—
Depreciation and amortization	178	51	395	152
Stock-based compensation expense	568	3,203	1,557	3,203
Transaction costs (1)	—	580	—	1,104
Business optimization (2)	222	—	506	—
Strategic initiatives (3)	681	—	681	—
Adjusted EBITDA	$(2,124)	$(929)	$(5,837)	$520
% Adjusted EBITDA margin	(10)%	(4)%	(8)%	1%

(1) Non-recurring costs consist of third-party accounting and consulting fees incurred in connection with the Business Combination.

(2) Non-recurring costs consisting of third-party costs related to the implementation of the Company's internal control framework and non-capitalizable costs related to the implementation of the Company's enterprise resource planning system.

(3) Consists of third-party legal, accounting, advisory and other costs incurred in the Camfour acquisition.